Exhibit 99.1

EnzymeBioSystems PRODUCT DEVELOPMENT UPDATE

Las Vegas, NV, August 20, 2015 – EnzymeBioSystems (OTC BB: ENZB - News) announces that while it continues its early-stage research to obtain an Investigational New Drug Application for methyl amooranin, a product the prevention of breast cancer, management is pursuing other opportunities for the Company.

Management has been working on developing proprietary OTC product(s) to be sold under the EnzymeBioSystems label. There are a number of ideas in process, management has not limited itself to any particular OTC product idea. This includes sleep remedies, cough cold products, and skin care products.

"As a precautionary note, there are no assurances that the company will ever be able to develop an OTC product were a we can obtain distribution or market acceptance," stated Mr. Gary Rojewski, CEO of EnzymeBioSystems.

About EnzymeBioSystems

EnzymeBioSystems produces specialty enzymes and enzyme related products. Management is also currently exploring the development of OTC proprietary products.

Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.

Contact: Edward Zimmerman III

EnzymeBioSystems

7575 W. Washington Ave.

Las Vegas, NV 89128

Phone: (702) 631-4251

ed@tccesq.com

SOURCE: EnzymeBioSystems

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